THE NETWORK CONNECTION, INC. (TNCI)
                   INTERACTIVE GUEST SYSTEM SERVICE AGREEMENT

                       RADISSON RESORT - KNOTTS BERRY FARM
                               7675 Crescent Ave.
                              Buena Park, CA 90620


THIS Interactive Guest System Service Agreement, hereafter referred to as "Agreement," is entered into by and between The Network Connection, Inc. (TNCi), a Georgia corporation with principal offices at 222 N. 44th Street, Phoenix, AZ 85034, and the Hotel entity set forth in Exhibit A of this agreement, and its successors and assigns, hereafter referred to as the "Hotel."

WHEREAS, TNCi is engaged in the business of providing interactive guest services, such as on-demand movies and music videos, concierge information and reservations, guest messaging, guest surveys, in-room folio review and express check out, interactive shopping, interactive games, and promotion of hotel events, restaurants, and stores, as well as other interactive services that may be negotiated, such as Internet access via the in-room TV, hereafter referred to as "Interactive Programming," to hotels and to time share resort properties and their guests on a pay-per-view or pay-per-use basis, by means of a TNCi interactive guest system, hereafter referred to as the "System." This System is supplied, maintained, and supported by TNCi.

WHEREAS, in exchange for these services, TNCi shall receive revenues from the Hotel for guest use of the Interactive Programming content.

WHEREAS, a separate agreement has been negotiated with the Hotel for the free-to-guest premium and broadcast television channels provided by a third-party service provider and distributed over the Hotel's Master Antenna Cable Television (MATV) System. TNCi will ensure that the remote control equipment it provides will allow the guests to access the free-to-guest premium and broadcast television channels that are provided by the local cable television operator and are available at the Hotel over the MATV system.

WHEREAS, the Hotel operates a lodging facility, consisting of private rooms and suites, identified in Exhibit A and;

WHEREAS, the Hotel is equipped with a combination of a Category 3 and Category 5 cable network for installation of the interactive guest system and;

WHEREAS, TNCi desires to provide interactive, on-demand guest services on an exclusive basis to the premises over a Category 5 cable network for viewing and use by the Hotel's guests under the terms and conditions set forth below, and the Hotel desires to receive TNCi interactive programming content;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, mutually agree as follows;

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1. TNCI INTERACTIVE GUEST SYSTEM

As used herein, the term "System" shall refer to an interactive guest information and entertainment system designed by TNCi, whereby guests in separate rooms at the Hotel may independently access, on demand, interactive programming content on television receiving sets (TVs). On these same TVs, via remote control devices provided by TNCi, guests will be able to access the free-to-guest premium and broadcast television programs that are available at the Hotel over the MATV system, which will be covered under separate agreement. As used in this Agreement, the term "Rooms" shall mean separate, private rooms and suites in the Hotel which are customarily available for overnight sleeping accommodations; a suite shall be considered one (1) Room. The System hosts a specified number of pre-recorded movie and music video selections, along with other interactive content described below. The System includes all necessary server, computer, switching, and remote control equipment to deliver and access the interactive guest services and to access the free-to-guest television channels provided by the MATV system. The TNCi System does not include necessary power, wiring, connections, or cooling facilities, which are to be provided by Hotel. However, TNCi will provide engineering and specifications for necessary signal wiring and distribution at no cost to Hotel.

2. AGREEMENT TERM

TNCi will design, construct and provide to Hotel a System for operation in the number of Rooms of the Hotel, with on-demand access to the interactive guest services selected by the Hotel. The date of contract commencement is that date when the TNCi Interactive Guest System is first fully installed and operational. It is termed the "commencement of term date."

This Agreement shall continue for an initial term of ______ (____) years from the commencement of term date, unless terminated sooner pursuant to the provisions of Section 3 or Section 14 and will automatically renew and extend for a successive _______ (___) year additional term, unless at least (90) days prior to the end of any respective termination date, including any extensions, either party gives written notice to the other of its desire not to renew this agreement. TNCi shall inform Hotel 90 days prior to expiration date.

If either party shall fail to perform any material obligation under this Agreement, or there shall have occurred and be continuing an event of default under any other written agreement between Hotel and TNCi, such failure or default shall constitute a default hereunder if not remedied within _________ (____) days, and within _______ (___) days in the case of payment default following written notice of such default to the defaulting party, the non defaulting party may terminate this agreement.

In the event that the Hotel is a defaulting party and fails to cure any default within the applicable period, TNCi shall be entitled, in addition to any and all other available legal and/or equitable remedies, including specific performance, the same being expressly reserved by TNCi to a system removal charge of $____ per installed guest room. The system removal charge shall be additional to all other legal damages sustained. The non defaulting party shall be entitled to recover from the other its attorneys' fees, costs and expenses, including collection agency fees incurred in enforcing this agreement or for a collection of the amounts due and payable hereunder. Notwithstanding any provision to the contrary, in no event shall either party be liable to the other or any of its or their prospective employees, licensees, contractors, or Agents for consequential, punitive or exemplary damages.

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3. INSTALLATION OF TNCI INTERACTIVE GUEST SYSTEM

3.1 Hotel shall permit TNCi personnel to conduct a technical inspection and survey of the combined Category 3 and Category 5 cable network presently installed at the Hotel to determine its adequacy and compatibility for delivering broadband multimedia content, including digital video streaming, with the TNCI system.

3.2 If it is determined that the combined Category 3 and Category 5 cable network is adequate for installation of the System, TNCi will install System under the terms and conditions identified in Exhibit B of the Agreement.

In the event TNCi determines that the combined Category 3 and Category 5 cable network is inadequate for delivering broadband multimedia content, including digital video streaming, TNCi will notify the Hotel in writing of all deficiencies and will upgrade the combined Category 3 and Category 5 cable network at the Hotel at no cost to the Hotel, up to $________ per room, if necessary. The free-to-guest equipment is not considered a part of the Category 5 cable network upgrade. If TNCi advises Hotel that the upgrade work will cost over $________ per room, the Hotel will have the option to: (i) pay TNCi the difference between the actual cost and the maximum allowance; or (ii) deduct the cost from the Hotel's revenue share.

After completion of the initial installation any modifications to said System shall be made only by TNCi, but at Hotel's expense if the modifications are the result of any action, modification, expansion or remodeling undertaken by the Hotel.

3.3 Hotel will make available to TNCi a secure air-conditioned, non-public area for its head-end equipment. The room shall provide at least 10 by 6 feet, with a 20 amp dedicated electrical circuit. Hotel shall also provide an appropriate area near the cashier's desk for the installation of TNCi monitoring unit and printer.

TNCi will begin installation of TNCi System on the Hotel premises as soon as practical after TNCi's receipt and signed acceptance of the signed Agreement from the Hotel and the completed combined Category 3 and Category 5 cable network inspection. TNCi will use its best efforts to complete installation of the System within 90 days.

TNCi, at its expense, shall repair, restore and replace all portions of the premises after installation of its equipment and restore the premises to its original condition to the extent practical, reasonable wear and tear excluded.

TNCi  shall,  in  the  exercise  of  its  obligations  for   installation,   not
unreasonably interfere with the Hotel's operation.

3.4 TNCi shall install all equipment necessary to provide interactive guest programming in all guest rooms, unless otherwise stated in this agreement.

3.5 During the installation period, Hotel shall provide complementary guest rooms for two nights to installation personnel.

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4. TNCI INTERACTIVE PROGRAMMING

TNCi agrees to provide interactive programming content for viewing and use in the Hotel's guest rooms. This interactive programming content, which is defined more fully in Amendment 1, includes on-demand movies and music videos, Internet access via the in-room TV, concierge information and reservations, guest messaging, guest surveys, in-room folio review and express check out, interactive shopping, interactive games, and promotion of hotel events, restaurants, and stores.

4.1 TNCi will provide Hotel with its proprietary digital movie delivery System, through which guests may select any movie, on-demand, from a collection of movie titles, available 24 hours per day and which shall start immediately after purchase. The movies in all cases shall be appropriate for viewing in a first-class hotel and be current release Hollywood features. The movie programming  should  be  classified  G,  PG,  PG-13 or R by the  Motion  Picture
Association of America. At its discretion, TNCi may offer independent adult features.

4.2 TNCi may delete any programming at any point in time for legal or other reasonable purposes and elect to substitute other programming at equal quality or content.

4.3 TNCi may elect to provide special promotional programming or multimedia advertisements and entertainment sponsors that maximize guest enjoyment of the System and revenue sharing between TNCi and the Hotel.

5. OPERATION OF TNCI INTERACTIVE GUEST SYSTEM

During the term of this Agreement and any extension thereof, Hotel acknowledges and agrees that all interactive content presented to guests and all associated graphical components of the System shall remain under the exclusive control of TNCi. Hotel shall assure the availability of TNCi programming to all guest rooms at all times with the exception of guest requested blocking of specific programming.

5.1 Hotel shall at no cost to TNCi provide electrical power and cooling necessary to operate the TNCi System.

5.2 Hotel shall be responsible for posting to the guest invoices the billing charges as reported by the TNCi system.

5.3 In addition to interactive promotional features inherent in the operation of the System, TNCi will supply to Hotel, at no cost to the Hotel, suitable advertising and promotional materials about interactive programming and other guest services available through the TNCi System, as may be reasonably determined by TNCi. Hotel shall ensure that such material is placed and displayed in rooms at all times after Hotel approval of the materials.

5.4 TNCi shall supply to Hotel 110% of all the television remote control units needed to operate the System in each room in the Hotel. In the event more spares are needed, the Hotel agrees to purchase additional spares for $25 per unit.

6. MAINTENANCE AND SUPPORT OF TNCI INTERACTIVE GUEST SYSTEM

TNCi will maintain the System in a reasonably satisfactory operational condition and, subject to Section 6.3 hereof, make all necessary repairs or replacements to maintain the System, provided, however, that TNCi shall not be responsible for the loss or interruption of signals or data beyond the control of TNCi.

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Moreover,  should poor quality or loss of signals or data result from a fault of the Hotel, TNCi will advise Hotel and at Hotel's expense promptly repair this fault.

6.1 Hotel shall assign a "key person" to the day to day operation of the System.

6.2 The key person shall, at no cost to TNCi, replace any failed remote control units with spare units provided. If a technical problem arises beyond the replacement of in-room remote control units, the key person shall contact TNCi within 12 hours of discovery. If necessary, TNCi will dispatch a technician to make appropriate repairs.

6.3 Any repairs to the System made necessary by willful or grossly negligent acts, including vandalism, by the Hotel, any of its employees, contractors, agents, or guests will be performed by TNCi, provided the Hotel reimburses TNCi for these costs.

7. TRAINING

TNCi will provide training information and training manuals to Hotel and will make available to Hotel, TNCi training personnel as negotiated between the parties. Initial training will be at no cost to the Hotel.

8. INTERCTIVE GUEST SYSTEM FEES

8.1 Hotel shall charge and collect in trust from its guests the programming fees established by TNCi for the privilege of viewing or using the interactive programming provided by TNCi.

The usage of the System subject to charge and collection shall be based on the transaction information collected by the TNCi System. All interactive programming fees charged and collected by Hotel, shall be held, in trust, by the Hotel, for the benefit of TNCi, and shall be made payable to TNCi under the terms and conditions identified in Section 9 below. TNCi shall have the right to change programming fees from time to time as determined by its sole discretion. In such an event, TNCi shall inform Hotel 30 days in advance of a rate change, unless a shorter time period is agreed to by both parties.

8.2 In addition to collecting the programming fees, Hotel shall also collect from guests all Federal, State, and local taxes applicable to programming fees, and Hotel shall directly remit the same to the applicable taxing authority as required by law.

9. ACCOUNTING PROCEDURES AND HOTEL COMPENSATION

9.1 As described herein, gross receipts applicable to the use of the System for any period shall mean the programming fees, based on the transaction information provided by System during such period, excluding any taxes collected by Hotel pursuant to Section 8.2.

9.2 On a daily basis, Hotel shall enter disputed buys or adjustments into TNCi monitoring unit. As soon as practical following the end of each calendar month, TNCi will furnish Hotel with a statement of System funds held in trust by Hotel, setting forth the gross receipts, net of itemized adjustments entered by Hotel and approved by TNCi, as generated by System for the preceding calendar month. Hotel shall use its best efforts to notify TNCi and resolve any discrepancies within two (2) working days of receipt of such a statement from TNCi.

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Thereafter,  TNCi will  transmit to the Hotel a final  statement of System funds held in trust by the Hotel, setting forth the adjusted amount of gross receipts and the commission payable to the Hotel in accordance with Section 9.3.

9.3 No later than 15 days after Hotel's receipt of the final statement from TNCi or, if earlier, Hotel's first accounts payable cycle following receipt of such statement, Hotel shall pay to TNCi the total gross receipts for the preceding calendar month, as specified in the final statement, less an amount equal to _____% of the net movie receipts, as specified in the final statement, as Hotel commission.

9.4 The Hotel commission shall be deemed a fee earned by Hotel for its services rendered, provided however that Hotel is in material compliance with all provisions of this Agreement. If the Hotel is not in compliance, then Hotel will not earn any Hotel commission or be entitled to retain any percentage of gross receipts for that period. Payments not received by the due date shall bear interest at the rate of 1.5 percent per month or the maximum rate allowed by law.

9.5 To assist TNCi in evaluating the System performance, Hotel shall, on or about the fifth day of each month, furnish TNCi with Hotel occupancy and other related results for the previous month. Any Hotel data reported will be held in strictest confidence.

9.6 The Books and records of the Hotel which are pertinent to the gross pay-per-view and pay-per-use receipts for any month during the term of this Agreement shall be open to inspection and audit by an authorized representative of TNCi upon seven (7) days notice to Hotel. It is understood that TNCi's right to audit the Books and records of the Hotel shall not extend beyond three (3) years from an expiration of the calendar year to be audited.

10.  OWNERSHIP AND ACCESS RIGHTS

10.1 Notwithstanding the fact that parts of the System may be affixed to the Hotel premises, TNCi System equipment shall not become the property of the Hotel and shall remain the exclusive property of TNCi. Hotel agrees that any encumbrances upon Hotel's property shall exclude System equipment. The Hotel further agrees to execute and deliver to TNCi such documents and instructions and take other actions and permit TNCi to take such actions as TNCi may deem necessary to give public notice of TNCi's ownership of the System and to protect TNCi's ownership against third parties.

10.2 In granting TNCi the right of use and access to the locations  specified in
Section 3.3 and to those areas of the premises necessary to inspect, install, maintain, and operate the System pursuant to Section 3.4, Hotel intends only to confer a license and does not confer perpetual access rights to the premises.

10.3 Hotel agrees that the interactive programming provided by TNCi over the System is subject to certain copyright agreements, as well as other restrictions. Hotel therefore agrees to allow only guests to view or use the interactive programming and not to allow any copying of programming, or viewing or using of the programming outside of guest rooms. Hotel shall not allow any taping or copying of any System programming or content under any circumstances whatsoever.

10.4 Upon termination of this Agreement, TNCi shall use best efforts to remove its equipment within 90 days after the effective termination date. No rental or

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storage charges shall be made to TNCi during this period,  however, a reasonable rental and storage charge shall be charged if the equipment is not removed within the 90 day period and TNCi has not been delayed by the Hotel in removing its equipment. Failure of TNCi to remove its equipment does not constitute forfeiture.

11. EXCLUSIVITY

Hotel hereby grants to TNCi during the term of this Agreement, including any extension hereof, the exclusive right to supply in-room on-demand video entertainment and interactive guest services on the Hotel premises.

12. INDEMNIFICATION AND COMPLIANCE WITH APPLICABLE LAWS

12.1 TNCi shall secure and maintain, with Hotel's cooperation, if necessary, such licenses, permits and approvals required by governmental authorities having jurisdiction over the installation, operation and removal of the TNCi System, as well as necessary distribution rights, patents, copyrights, licenses, releases, waivers and other necessary consents of third parties with respect to the System and its interactive content.

12.2 TNCi will hold the Hotel responsible and Hotel will indemnify TNCi for any loss or damage to the property of TNCi located on the Hotel premises.

12.3 TNCi shall maintain, during the term of this agreement, at its own expense, adequate comprehensive general liability insurance against any liability arising out of injury or death of any person or damage to property in any way connected with the installation, maintenance, operation, removal or replacement of the TNCi System. If requested by Hotel, TNCi shall provide proof of Insurance Coverage within 30 days after receipt of request.

12.4 The distribution of and guest access to TNCi interactive programming content and the installation and maintenance of the System equipment shall conform to proper safety standards and procedures and any regulations or ordinances of any applicable government agency.

13. ASSIGNMENT

This Agreement binds and inures to the benefit of the parties, their successors and assigns, except as limited herein.

13.1 In the event that the person or entity executing this agreement as Hotel, for purposes hereof deemed the Transferor, intends to sell or otherwise transfer management or ownership of the premises, as the case may be, to another person or entity, deemed the Transferee, then the Transferor, as soon as practicable, but in no event, less than 30 days prior to the effective date of such transfer, shall provide written notice of the same to TNCi. Such notice shall provide information regarding the date of the proposed transfer and whether the Transferee intends to assume all of the obligations of the Transferor under this Agreement. If the Transferee, by execution prior to the transfer date of a written assumption agreement satisfactory to TNCi, assumes all obligations of the Transferor under this Agreement and Transferee meets TNCi's customary credit standards, then Transferor shall have no further obligations hereunder except as to previously accrued matters.

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13.2  Notwithstanding  the  transfer of  ownership  or  management  of the Hotel premises, Transferor shall be and remain liable for any and all amounts at whatsoever time owing to TNCi for services provided hereunder, unless and until the Agreement has been effectively assumed or terminated as herein provided. Any Transferee who, with notice of the existence of this Agreement, has not executed an assumption Agreement as provided herein, shall not be entitled to receive TNCi interactive guest services or any Hotel commission. Therefore, provided however, that in such event TNCi at TNCi's sole option may continue to provide interactive guest services to the Hotel premises, which shall be deemed an offer to provide such services to Transferee in accordance with all the terms and conditions of this Agreement, which offer may be accepted by Transferee either in writing or by its receipt and retention of any Hotel commission hereunder.

13.3 TNCi or its assignees may, without Hotel's consent, assign its interest in this Agreement to any party without liability except as to previously accrued matters.

13.4 Hotel shall provide TNCi with a copy of the fully executed transfer documents evidencing assignment and acceptance of this Agreement. In the event the Hotel terminates this Agreement within the first three years of the contract, other than for cause, or if the Hotel is unable to assign this Agreement to the new ownership entity, then prior to transfer of the ownership of the Hotel, Hotel agrees to pay for the complete removal and return of TNCi's equipment to TNCi, and repay TNCi the full $_______ installation investment. If the Hotel terminates this Agreement after year three of the contract, other than for cause, or if the Hotel is unable to assign this Agreement to the new ownership entity, then prior to transfer of the ownership of the Hotel, Hotel agrees to pay for the complete removal and return of TNCi's equipment to TNCi and to repay TNCi the installation investment on a pro-rated basis of _____ of the total installation investment per month of the remaining months of the contract.

14. FORCE MAJEURE

Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations hereunder, if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of that party.

15. GENERAL PROVISIONS

15.1 All notices which are to be given under the terms of this Agreement shall be given in writing and shall be deemed given, when deposited in the U.S. Mail with postage prepaid, certified, or registered mail, return receipt requested, addressed to the applicable party at the address set forth at the end of the Agreement. Either party hereto may change the address for notices hereunder by giving notice of such change to the other party in the manner provided above.

15.2 This Agreement is made in the state in which the TNCi headquarters are located - Arizona. This agreement shall be governed in every respect by the laws of the state, except that the parties' respective rights and obligations shall be subject to specific provisions of Federal law or regulation including, without limitation, the provisions of the Federal Communications Act and any appropriate application of the Federal Communications Commission.

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15.3 This  Agreement  shall not be  modified,  waived,  or amended  except by an instrument in writing executed by the parties to this Agreement.

15.4 If any part or subpart of this Agreement is found or held to be invalid or unenforceable, such unenforceability shall not affect the enforceability and binding nature of any other part of this Agreement, unless such remaining portion or portions are not reasonably adequate to accomplish the basic purpose and intent of the parties. The parties hereto will negotiate in good faith to replace any invalid or unenforceable provision with one or more valid provisions that accomplish the original intent of the parties.

15.5 This Agreement, together with any exhibits or amendments or other information which are expressly incorporated herein and made an integral part hereof, is the complete understanding of the parties hereto, with respect to the subject matter hereof, and no other representations or agreements shall be binding upon the parties hereto, or shall be effective to interpret, change or restrict the provisions hereof.

15.6 Each person or individual executing this Agreement in a representative capacity, by his or her execution hereof represents and warrants that such person or individual is fully authorized to do so on behalf of the respective party hereto and, with respect to the Hotel, if executed by or on behalf of any entity other than the owner of the premises, as the duly authorized agent for such owner, and that no further action or consent on the part of the Party for whom such signatory is acting is required for the effectiveness and enforceability of this agreement against such party or such owner as the case may be, following such execution.

15.7 This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce more than one fully executed counterpart. Facsimile signatures shall be deemed as originals as between parties.

15.8 This Agreement shall be effective upon execution by all parties to the Agreement or Commencement of installation services by TNCi, whichever shall first occur.

15.9  Time shall be of Essence in the performance of this Agreement.

15.10 TNCi will provide connections to Hotel's "Fidelio" Property Management System ("PMS") for automatic posting of the pay-per-view or pay-per-use fees charged to the guest and for other interactive guest services at the time of installation. TNCi will provide its interface software at no cost to Hotel. Hotel is responsible for purchase and maintenance of any additional hardware and software that may be required by the PMS vendor to complete the interface.

15.11 Hotel may receive any or all of the following interactive guest services, which consist of Express Check Out, Guest Folio Review, and Guest Survey, provided the PMS system is capable of supporting these functions. The fee for the provision of these interactive guest services is hereby waived. The costs or fees associated with the development and implementation of other Hotel specific promotions or guest services will be negotiated between the parties.

15.12 TNCi will install the System in both rooms of a suite, provided both TVs are compatible with the System.

15.13 TNCi will provide Interactive, PC based Games operated by the remote control to the Hotel. Hotel shall within ten (10) days of the end of each month remit to TNCi an amount equal to ____% of all Rental Fees collected by the Hotel ("TNCi Revenue Share") for said Interactive Games for the prior month and retain ___% as an administrative fee ("Hotel Revenue Share").

15.14 TNCi shall provide promptly all maintenance, repairs and replacement of materials and equipment necessary to ensure satisfactory operation of the System, including satisfactory signal quality, throughout the term of the Agreement. Technical personnel representing TNCi will respond within twelve (12) hours throughout the Term in the event of a System failure involving 10% or more of the Rooms or interactive programming selections served by the System. Upon notice, and within a reasonable period of time from said notice, TNCi shall repair all other failures. Such maintenance and technical assistance will be provided free of charge except as occasioned by a breach by Hotel of Hotel's obligations.

15.15 TNCi shall have the option, at any time during the initial term of this Agreement or any extension thereof, to terminate this Agreement or any installed interactive guest service and remove all or part of the System from the Hotel, at no cost to the Hotel, if TNCi, in its sole discretion, determines that the economic feasibility of the continuation of the Agreement or interactive guest service is, for any reason, adversely different than that contemplated by TNCi on the term commencement date. Notice must be given 90 days prior to removal of system.

16. SPECIAL WARRANTIES AND COVENANTS OF HOTEL

Hotel agrees, confirms and covenants the following.

16.1 Interactive guest services will be available in all Rooms, and not in the public rooms and public areas (including lobbies, hallways, restaurants, bars, meeting rooms, etc.) of Hotel; and shall not be exhibited other than in accordance with this Agreement or by any other means of transmission of any kind whatsoever. However, if Free-to-guest programming is provided by TNCi, exhibition thereof shall be permitted in accordance with the separately negotiated contract.

16.2 Equipment comprising part of the System shall not be removed from Hotel for any purpose whatsoever other than by TNCi, except in the case of any emergency where such removal is necessary to ensure safety of such equipment or guests, and Hotel uses reasonable efforts to notify TNCi of such removal by telephone.

16.3 Hotel shall notify TNCi as soon as is reasonably possible, but not later than 24 hours upon actual notice of any unauthorized use, access, theft, damage or malfunction of or to the System or any other equipment of TNCi.

16.4 Hotel shall use reasonable efforts to ensure that only registered guests of the Hotel and their invitees may view the interactive programming and content.

16.5 The servers, containing the interactive programming and content, will be kept under lock and key and will not be accessible to hotel staff without TNCi's prior consent. There shall be no unauthorized use, exhibition or viewing of any program by any person other than on the System on the terms set forth herein.

Hotel shall not permit any person under its control to duplicate programs or content or make alterations of any kind to the servers. Hotel shall promptly report to TNCi any unauthorized use of the servers as soon as Hotel becomes aware of such use.

16.6 Hotel warrants and represents that it is the owner of the Hotel; that it has full legal power and authority to enter into this Agreement and to perform all of its obligations hereunder; that this Agreement is within Hotel's authority as operator of the Hotel; and that Hotel shall cause the staff and employees of the Hotel to adhere to its obligations hereunder. If Hotel is a corporation, Hotel further warrants and represents that all necessary corporate action has been taken to authorize Hotel to enter into this Agreement and perform its obligations hereunder.

16.7 Hotel shall indemnify and hold harmless TNCi against any and all claims, damages, liabilities, costs and expenses, arising out of any intentional breach by Hotel of any of the warranties and covenants made by Hotel.

16.8 Hotel warrants that it owns or controls the combined Category 3 and Category 5 cable network within the hotel and that there are not restrictions placed by other parties on the use of this network.

16.9 During the term of the Agreement, Hotel will not install or allow to be installed any service which is not compatible with the transmissions or services of the TNCi system. Hotel further agrees not to install any service which will compete with the TNCi interactive guest system, including but not limited to the installation of video tape players or recorders. The parties agree that on-site slide or video presentations by Hotel describing the Hotel, its facilities and environs shall not be deemed "competitive" for such purpose.

                                    EXHIBIT A
                     TNCI/RADISSON RESORT SERVICE AGREEMENT


HOTEL INFORMATION

Name:

Address:

City/State/Zip:

Telephone:

Site Contact:

Title of Contact:

Number of Rooms:



OWNERSHIP ENTITY

Name:

Address:

City/State/Zip:

Telephone:

Site Contact:

Title of Contact:

                                    EXHIBIT B
                      TERMS AND CONDITIONS OF THE AGREEMENT


* TNCi will provide a $______ per Room payment to the Hotel for the purchase of compatible television sets.

* At TNCI's cost, TNCi shall provide one (1) remote control unit for each television set. Initial 10% sparing of remote control units also will be provided. Any additional remote control units may be purchased from TNCi at a price of $25.00 per remote.

*    Hotel will be responsible for maintenance of all televisions.

* Hotel may retain an amount equal to ___% of all net movie receipts and ___% of all interactive game usage fees collected by the Hotel ("Hotel Revenue Share").

* In the event that Adjustments exceed 3% of monthly gross movie receipts, the Hotel Revenue Share shall be reduced by the same amount as the percentage of non-technical denials in excess of 3%. In the event that Adjustments are below 3%, the Hotel Revenue Share shall be increased by one-half of that amount.

                                    EXHIBIT C
                         SAMPLE HOTEL INFORMATION SHEET



PROPERTY DATA:                                  GUEST PROFILE:

Number of Rooms                     RMS         Business                    %
                --------------------                     -------------------

Average Daily Room Rate $                       Convention                  %
                          ----------                       -----------------

Average Occupancy Per Year          %           Tourist                     %
                           ---------                     -------------------

Age of Property                     YRS         Destination                 %
                --------------------                        ----------------

                                                TOTAL 100%



Type of Televisions:

Make/Model of TV's __________________

Remote Control       Yes      No




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, by their duly authorized signatories, on the day and year first above written.




THE NETWORK CONNECTION, INC.
                                               ---------------------------------
                                               (Legal Name of Hotel Entity)

By                                             By
   ---------------------------------              ------------------------------
Ted Racz, Sr. Vice                             Title
President                                            ---------------------------
Its Authorized Representative


Address:                                       Address:

222 N. 44th St.
Phoenix, AZ  85034                             ---------------------------------

602-629-6218                                   Telephone:

Date:                                          Date:
      ------------------------------                 ---------------------------